EXHIBIT 15.4
[Letterhead of Maples and Calder]
Our ref Direct tel Email	ELB\619545\3932828v1 + 852 2971 3035 emily.brown@maplesandcalder.com
Tongjitang Chinese Medicines Company
5th Floor, Block B
Nanshan Medical Device Park
1019 Nanhai Avenue
Nanshan District
Shenzhen 518067
Guangdong Province
People’s Republic of China
30 June 2010
Dear Sir
Tongjitang Chinese Medicines Company (the “Company”)
We consent to the reference to our name under the heading “Item 10 — Additional Information — E. Taxation — Cayman Islands Taxation” in the Company’s annual report on Form 20-F for the year ended 31 December 2009, which will be filed with the Securities and Exchange Commission on 30 June 2010.
Yours faithfully
/s/ Maples and Calder
Maples and Calder